Exhibit 4.3


                  AMENDED 2001 STOCK WAGE AND FEE PAYMENT PLAN

         THIS PLAN is amended and adopted as of this 1st day of March, 2001, for the benefit of certain employees, consultants and directors of The Tracker Corporation of America, a Delaware corporation (the "Company").

                                  Introduction
                                  ------------

A. The Company wishes to preserve its operating capital and reduce its monthly cash needs.

B. The Company wishes to retain and motivate eligible employees, consultants and directors, and to provide them with incentives and rewards more directly linked to the profitability of the Company's business and increases in stockholder value.

C. The Company believes its best interests will be served by issuing shares of the Company's $0.001 par value common stock (the "Common Stock"), where possible, in lieu of otherwise payable wage payments or fees.

                                    Agreement
                                    ---------

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual benefits to the Company and eligible employees and directors who so elect, to be derived from their employment or directorship by the Company, the parties hereby agree as follows:

1.       2000 Year.
         ---------

1.1. Any full-time employee, consultant and non-employee (outside) director who deferred all or part of his or her wage payments or fees due from the Company during the period from January 1, 2000 to December 1, 2000 (the "2000 Year") is eligible to participate in the Plan.

1.2. Any eligible full-time employee, consultant or director may elect to receive his or her compensation for the 2000 Year in the form of shares of Common Stock issuable under the Plan (the "Shares"), in lieu of cash, based upon the "Stock Price." For purposes hereof, "Stock Price" means the average quoted closing bid of the last five business days ending December 1, 2000 during which the Common Stock traded on the over the counter market.

1.3. Eligible full-time employees, consultants or directors electing to receive Common Stock in lieu of cash compensation should complete and submit to the Company the election form attached hereto as Exhibit A to denote those months during the 2000 Year for which he or she desires that Common Stock be issued. The election is binding.

1.4. Participating employees, consultants or directors will receive that number of Shares equal to his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for those months during the 2000 Year denoted on the election form.

2.       2001 Calendar Year.
         ------------------

2.1.     Full Election.

2.1.1. Any full-time employee, consultant and non-employee (outside) director who intends to defer all or part of his or her wage payments or fees due from the Company during the period from January 1, 2001 to December 31, 2001 (the "2001 Calendar Year") is eligible to participate in the Plan.

2.1.2. Any eligible full-time employee, consultant or director may elect to receive all of his or her compensation for the 2001 Calendar Year in the form of Shares of Common Stock, in lieu of cash, based upon the Stock Price. Employees, consultants or directors so electing to receive Common Stock in lieu of 2001 cash compensation (not including discretionary bonuses, overtime, and other extra payments) should complete and submit to the Company the election form attached hereto as Exhibit B. The election is binding.

2.1.3. Participating employees, consultants or directors will receive that number of Shares equal to his or her 2001 compensation.

2.1.4. If an electing employee, consultant or director terminates service before the end of the 2001 Calendar Year, he or she will return to the Company the portion of Shares (or their then cash-value) that corresponds to the remainder of the 2001 Calendar Year. However, in the case of an employee, consultant or director who is laid off or otherwise terminated by the Company (other than for cause) before the end of the 2001 Calendar Year, he or she will not be obligated to return such Shares or cash value.

2.2.     Partial Election.

2.2.1. Eligible employees consultants or directors who do not make the election described at Section 2.1 may elect to receive compensation for months the Company may designate during the 2001 Calendar Year (the "Designated Months") as follows: As cash ("Option A"); as 50% discounted stock ("Option B"); or as Stock at market value, with a guaranteed three times future value ("Option C").

2.2.2. Any eligible employee, consultants or director may elect, by completing and submitting the election form attached hereto as Exhibit C, to receive his or her compensation for the Designated Months in any combination of Options A, B or C. The election is binding with respect to compensation for the Designated Months.

2.2.3. Before the beginning of each calendar month in the period January 1, 2001 through December 31, 2001, the Company will notify each eligible employee, consultant or director selecting Option B or C on an election form whether the month will be a Designated Month. If it is, then the affected employee, consultant or director will receive his or her compensation for the Designated Month in the manner set forth in the election form.

2.2.4. An employee, consultant or director who elects Option B will receive on the first business day of each Designated Month (or shortly thereafter) a number of Shares equal to his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for the month, divided by one-half of the "Month's Price." The "Month's Price" means the average quoted closing bid for the last five business days of the preceding month.

2.2.5. An employee, consultant or director who elects Option C will receive on the first business day of each Designated Month (or shortly thereafter) a number of Shares equal to his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for the month, divided by the Month's Price.

2.2.6. If an employee, consultant or director who elects Option B or Option C terminates service before the end of the Designated Month for which the Shares are allocated, he or she will return to the Company the portion of Shares (or their then cash value) that corresponds to the remainder of the Designated Month. However, in the case of an employee, consultant or director who is laid off or otherwise terminated by the Company (other than for cause) before the end of the Designated Month, he or she will not be obligated to return such Shares or cash value.

2.2.7.   If  an  electing  employee,  consultant  or  director  does not dispose of any Option C Shares for 30 months after the Shares are allocated and remains an employee, consultant or director of the Company for such period, then the Company will make a payment to the employee, consultant or director equal to the excess, if any, of the following equation: (i) Three-times the amount of cash compensation that the employee or director elected to receive in the form of Option C Shares for all the Designated Months (or for such shorter period if an employee was laid off or otherwise terminated by the Company (other than for cause) before December 31, 2002) (the "Guaranty Price"), minus (ii) the product of (A) the average quoted bid price for the five business days before the conclusion of the 30-month period (the "30 Month Price"), multiplied by (B) the number of Option C Shares. (However, an employee, consultant or director who is laid off or otherwise terminated by the Company (other than for cause) before the end of the 30-month period is nonetheless entitled to receive the payment specified in the first sentence of this section.) The Company has the option to pay the excess in the form of cash, additional stock, or both. In the alternative, the Company may purchase the Option C Shares for the Guaranty Price.

3.       Form S-8 Registration.
         ---------------------

3.1. The Company will register 15,000,000 Shares for the Plan on Form S-8. Upon the effectiveness of the Form S-8 registration statement, the Shares issued under the plan may be freely traded, subject to the applicable resale limitations set forth in General Instruction C to Form S-8. Shares issued to participants may be authorized but unissued Shares or treasury shares.

3.2. If for any reason the number of remaining authorized, but unissued, Shares under the Plan is less than the number of Shares that eligible employees, consultants and directors would otherwise be entitled to receive, each eligible employee or director who elected to receive Shares under Option B or Option C (an "Electing Participant") shall receive the following number of Option B or Option C Shares: (A/B) x C, where A is the number of remaining authorized but unissued Shares under the Plan; B is the total number of Shares (Option B and Option C) which the Electing Participant would otherwise be entitled to receive, and C is the number or Option B or Option C Shares that the Electing Participant would otherwise be entitled to receive.

4.       Fees and  Commissions.  No fees,  commissions  or other charges will be
         ---------------------
         paid by the electing participants in connection with the grants of Shares to such persons under the Plan.

5.       Taxes. No later than the dates of which the value of any Shares granted
         ------
         pursuant to this Plan first becomes includible in the gross income of an electing participant for US federal income tax purposes, he or she will pay to the Company, or make arrangements satisfactory to the Company, regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares. The obligations of the Company under this Agreement shall be conditioned upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to any electing participant.

6.       Securities Laws. Any future sale of any Shares granted pursuant to this
         ---------------
         Plan will be regulated by the Securities Act of 1933 Act, as amended, and any applicable state or provincial law, rule or regulation. The transfer of any such Shares by an electing participant will be permitted only if the request for transfer is accompanied by evidence satisfactory to the Company and its counsel that such transfer will not result in a violation of any applicable federal, state or provincial law, rule or regulation.

7.       Market  Risk.  The risk of  an  increase  in  the  market  price of the
         ------------
         Shares shall be borne solely by the Company. The risk of a decrease in the market price of the Shares shall be borne solely by the electing participants.

8.       Conflicting  Agreements.  In the event of any conflict or inconsistency
         -----------------------
         between the terms of this Agreement and the employment or directorship agreements of the electing participants, the terms of this Agreement shall prevail.

9.       Assignment.  Participants in the Plan may unconditionally assign their
         ----------
         interests under the Plan.

10.      Governing Law. The terms of this Agreement shall be governed by Georgia
         --------------
         law,  without  regard to its conflicts of law principles.

11.      Counterparts.  This  Agreement may be executed in several counterparts,
         -------------
         each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

12.      Entire Agreement.  This  Agreement,  together  with  the  election form
         ----------------
         completed by an electing participant, constitutes the entire agreement between the Company and the electing participant.

13.      Amendments.  This Agreement shall not be altered,  amended or modified
         ----------
         except by written  agreement signed by the parties hereto.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, hereby executes this Agreement on behalf of the Company as of the date first above written.

                                       THE TRACKER CORPORATION OF AMERICA


                                       By:   /s/ Bruce I. Lewis
                                       ----------------------------------------
                                             Bruce I. Lewis
                                             Its:  Chief Executive Officer

                                    EXHIBIT A
                                    ---------


               ELECTION UNDER 2001 STOCK WAGE AND FEE PAYMENT PLAN


         This election is made by the undersigned eligible employee or director under the 2001 Stock Wage and Fee Payment Plan adopted by The Tracker Corporation of America, a Delaware corporation. Capitalized terms not otherwise defined herein have the meaning ascribed in the Plan.

1. The undersigned hereby elects to receive his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for each of the months of the 2000 Calendar Year denoted below in the form of Common Stock:

                                 __________           January 2000
                                 __________           February 2000
                                 __________           March 2000
                                 __________           April 2000
                                 __________           May 2000
                                 __________           June 2000
                                 __________           July 2000
                                 __________           August 2000
                                 __________           September 2000
                                 __________           October 2000
                                 __________           November 2000
                                 __________           December 2000


2. The undersigned has read the Plan and the prospectus for the Shares to be issued pursuant to the Plan, and, for and in consideration of the benefits to be derived from the undersigned by this election, hereby agrees to be bound by all of the terms and conditions, and agreements in the Plan, which is hereby incorporated by reference.

ACKNOWLEDGED AND AGREED:

Signature:
           ------------------------------------------
Name:
      -----------------------------------------------
Date:
      -----------------------------------------------

                                    EXHIBIT B
                                    ---------


               ELECTION UNDER 2001 STOCK WAGE AND FEE PAYMENT PLAN


         This election is made by the undersigned eligible employee or director under the 2001 Stock Wage and Fee Payment Plan adopted by The Tracker Corporation of America, a Delaware corporation. Capitalized terms not otherwise defined herein have the meaning ascribed in the Plan.

2. The undersigned hereby elects to receive his or her compensation (not including discretionary bonuses, overtime, and other extra payments) for each of the months of the 2001 Calendar Year denoted below in the form of Common Stock:

                                 __________           January 2001
                                 __________           February 2001
                                 __________           March  2001
                                 __________           April 2001
                                 __________           May 2001
                                 __________           June 2001
                                 __________           July 2001
                                 __________           August 2001
                                 __________           September 2001
                                 __________           October 2001
                                 __________           November 2001
                                 __________           December 2001


2. The undersigned has read the Plan and the prospectus for the Shares to be issued pursuant to the Plan, and, for and in consideration of the benefits to be derived from the undersigned by this election, hereby agrees to be bound by all of the terms and conditions, and agreements in the Plan, which is hereby incorporated by reference.

ACKNOWLEDGED AND AGREED:

Signature:
           ------------------------------------------
Name:
      -----------------------------------------------
Date:
      -----------------------------------------------

                                    EXHIBIT C
                                    ---------


               ELECTION UNDER 2001 STOCK WAGE AND FEE PAYMENT PLAN


         This election is made by the undersigned eligible employee or director under the 2001 Stock Wage and Fee Payment Plan adopted by The Tracker Corporation of America, a Delaware corporation. Capitalized terms not otherwise defined herein have the meaning ascribed in the Plan.

3. The undersigned hereby elects to receive his or her compensation (not including discretionary bonuses, overtime, and other extra payments) in the following forms during each Designated Month of the 2001 Calendar Year denoted below in the form of Common Stock:

                           Percentage  Options

                           _________%  Option A - Cash

                           _________%  Option B - 50% Discounted Stock

                           _________%  Option  C  -  Stock  at  market
                                       value,  with guaranteed  three
                                       times  future value

                  Total    _________%


2. The undersigned has read the Plan and the prospectus for the Shares to be issued pursuant to the Plan, and, for and in consideration of the benefits to be derived from the undersigned by this election, hereby agrees to be bound by all of the terms and conditions, and agreements in the Plan, which is hereby incorporated by reference.

ACKNOWLEDGED AND AGREED:

Signature:
           ------------------------------------------
Name:
      -----------------------------------------------
Date:
      -----------------------------------------------